UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 5, 2009

MILLIPORE CORPORATION

(Exact name of registrant as specified in its charter)

MASSACHUSETTS	001-09781 (0-1052)	04-2170233
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

290 Concord Road, Billerica, Massachusetts 01821

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone number, including area code: (978) 715-4321

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

We previously entered into an Executive Termination Agreement and an Officer Severance Agreement (each in substantially the form set forth as Exhibits 10.5 and 10.6, respectively, to our Annual Report on Form 10-K for our fiscal year ended December 31, 2008) with each of our executive officers. We also previously into an Executive Termination Agreement and an Officer Severance Agreement with Martin D. Madaus, our principal executive officer, each in the form set forth as Exhibits 10.1 and 10.2, respectively, to our Current Report on Form 8-K filed on August 14, 2007.

Effective March 5, 2009, we amended all of the foregoing agreements with our principal executive officer, our principal financial officer and each of our named executive officers who are still our employees to extend the term of such agreements through March 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLIPORE CORPORATION

/s/ Jeffrey Rudin
Jeffrey Rudin
Vice President and General Counsel

Date: March 6, 2009